                                                                       Exhibit 4
                                                                       ---------


                            JAMES RIVER COAL COMPANY

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
                                                                            Principal Occupation
Name                              Title                                     if Different from Title
----                              -----                                     -----------------------
James B. Crawford                 Chairman of the Board, President and
James River Coal Company          Chief Executive Officer                   N/A
701 East Byrd Street
Richmond, Virginia  23219

James D. Dotson                   Senior Vice President, Director           President, McCoy Elkhorn
McCoy Elkhorn Coal Corporation                                              Coal Corporation
1148 Long Fork Road
Kimper, KY  41539

A. Hugh Ewing                     Director                                  President, Ewing Monroe Bemiss &
Ewing Monroe Bemiss & Co.                                                   Co.
One James Center, Suite 1410
901 East Cary Street
Richmond, VA  23219

John A. Hill                      Director                                  Chairman, First Reserve
First Reserve Corporation                                                   Corporation
475 Steamboat Road
Greenwich, CT  06830

William E. Macaulay               Director                                  President & Chief Executive
First Reserve Corporation                                                   Officer, First Reserve
475 Steamboat Road                                                          Corporation
Greenwich, CT  06830

George S. Slocum                  Director                                  President, Slocum Enterprises
Slocum Enterprises
10776 Bridlewood
Houston, TX  77024

John C. Bumgarner, Jr.            Director                                  Senior Vice President
The Williams Companies                                                      Corporate Development
One Williams Center                                                         The Williams Companies
East 2nd Street
Tulsa, OK  74172

Patricia R. Ward                  Vice President                            N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219

William T. Sullivan, Jr.          Vice President & Treasurer                N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219

Elizabeth H. Murie                Controller                                N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219

Michelle S. Randolph              Secretary                                 N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219
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